BLACK HILLS CORPORATION

Black Hills Contact Information:

Jason Ketchum	605-721-2765
Media Relations	866-243-9002

BLACK HILLS CORP. SUCCESSFULLY EXTENDS $383 MILLION

ACQUISITION CREDIT FACILITY

RAPID CITY, S.D., December 18, 2008 — Black Hills Corp. (NYSE: BKH) today announced it has successfully extended its $383 million bridge acquisition facility to a December 29, 2009 maturity date from the original termination date of February 5, 2009. The facility was established in February 2007, providing for a single maximum draw of $1 billion to fund the $940 million purchase of five natural gas and electric utility properties from Aquila. On July 14, 2008 the Company drew $383 million on the facility to complete the Aquila acquisition, financing the balance of the purchase with cash proceeds from the divestiture of seven independent power production facilities.

"While our original intent was to complete long-term debt financings for the Aquila purchase in late 2008, the debt capital markets have been largely unfavorable for such transactions," said David Emery, chairman, president and chief executive officer of Black Hills Corp. "The extension of our bridge facility maturity provides us with the necessary flexibility to complete our financings on terms that we expect to be more favorable for both our shareholders and customers," continued Emery.

ABOUT BLACK HILLS CORP.

Black Hills Corp. — a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice — is based in Rapid City, South Dakota with corporate offices in Golden, Colorado and Omaha, Nebraska. The utility companies serve 750,000 natural gas

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and electricity customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the factors discussed above, the risk factors described in Item 1A of Part I of our 2007 Annual Report on Form 10-K filed with the SEC, Item 1A of Part II of our September 30, 2008 Quarterly Report on Form 10-Q, and other reports that we file with the SEC from time to time, and the following:

•	Our ability to access the bank loan and debt capital markets and the costs and terms of available financing given the global financial crisis; and
•	Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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